Exhibit 99.1

For Immediate Release

Mediacom Broadband LLC and Mediacom LLC Report

Results for Fourth Quarter and Full Year 2012

Middletown, NY – February 28, 2013 – MEDIACOM BROADBAND LLC AND MEDIACOM LLC, wholly-owned subsidiaries of Mediacom Communications Corporation, today each reported unaudited financial and operating highlights for the three months and year ended December 31, 2012. These results for Mediacom Broadband LLC and Mediacom LLC remain subject to adjustments based upon completion of their respective audits for the year ended December 31, 2012.

Mediacom Broadband LLC*

Fourth Quarter 2012 Highlights:

•	Revenues were $228.5 million, reflecting a 4.3% increase from the prior year period

•	Operating income before depreciation and amortization (“OIBDA”) was $91.1 million, reflecting a 5.0% increase from the prior year period

•	Free cash flow of $30.8 million, compared to $2.6 million in the prior year period

Full Year 2012 Highlights:

•	Revenues were $897.4 million, reflecting a 2.6% increase from the prior year

•	OIBDA was $345.4 million, reflecting a 3.6% increase from the prior year

•	Free cash flow of $73.0 million, compared to $41.8 million in the prior year

Mediacom LLC*

Fourth Quarter 2012 Highlights:

•	Revenues were $171.8 million, reflecting a 2.3% increase from the prior year period

•	Adjusted OIBDA was $71.7 million, reflecting a 0.6% increase from the prior year period

•	Free cash flow of $23.7 million, compared to $20.0 million in the prior year period

Full Year 2012 Highlights:

•	Revenues were $681.7 million, reflecting a 0.9% increase from the prior year

•	Adjusted OIBDA was $277.7 million, reflecting a 1.6% increase from the prior year

•	Free cash flow of $80.2 million, compared to $77.0 million in the prior year

About Mediacom

Mediacom Communications Corporation is the nation’s eighth largest cable television company and one of the leading cable operators focused on serving the smaller cities in the United States, with a significant customer concentration in the Midwestern and Southeastern regions. Mediacom Communications offers a wide array of information, communications and entertainment services, including video, high-speed data and phone, and provides innovative broadband communications solutions through its Mediacom Business division that can be tailored to any size business. Mediacom Communications’ advertising sales and productions services are sold under its OnMedia division. More information about Mediacom Communications is available at www.mediacomcc.com.

Contacts:
Investor Relations	Media Relations
Mark E. Stephan	Thomas J. Larsen
Executive Vice President and Chief Financial Officer	Group Vice President, Legal and Public Affairs
(845) 695-2640	(845) 695-2754

*	See Table 7 for information regarding our use of non-GAAP measures and definitions of OIBDA, Adjusted OIBDA and free cash flow.

TABLE 1*

Mediacom Broadband LLC

Selected Financial and Operating Data

(Dollars in thousands, except per unit data)

(Unaudited)

	Three Months Ended December 31,
	2012	2011	% Change
Video	$114,620	$117,676	(2.6)%
High-speed data	58,362	53,610	8.9%
Phone	16,428	16,690	(1.6)%
Business services	22,453	16,480	36.2%
Advertising	16,608	14,644	13.4%

Total revenues	$228,471	$219,100	4.3%
Service costs	(86,837)	(84,245)	3.1%
SG&A expenses	(46,726)	(43,738)	6.8%
Management fees	(3,800)	(4,377)	(13.2)%

OIBDA (a)	$91,108	$86,740	5.0%
Cash interest expense (a)	(24,852)	(26,864)	(7.5)%
Capital expenditures (b)	(30,987)	(52,751)	(41.3)%
Dividend to preferred members	(4,500)	(4,500)	—

Free cash flow (a)	$30,769	$2,625	NM

OIBDA margin (c)	39.9%	39.6%

	December 31, 2012	December 31, 2011
Video customers	558,000	596,000
High-speed data (“HSD”) customers	505,000	468,000
Phone customers	190,000	180,000

Primary service units (“PSUs”)	1,253,000	1,244,000

Video customer declines	(9,000)	(16,000)
HSD customer increases	4,000	1,000
Phone customer increases	1,000	1,000

Quarterly PSU declines	(4,000)	(14,000)

Customer relationships (d)	708,000	701,000

Average total monthly revenue per:
Video customer (e)	$135.39	$120.92
PSU ( f)	$60.68	$58.38
Customer relationship (g)	$107.26	$103.67

	December 31, 2012	December 31, 2011
Bank credit facility	$1,659,000	$1,497,000
8 1/2% senior notes due 2015	—	500,000
6 3/8% senior notes due 2023	300,000	—

Total indebtedness	$1,959,000	$1,997,000

Total leverage ratio (h)	5.38x	5.76x
Interest coverage ratio (i)	3.67x	3.23x

*	See Tables 3 and 7.

TABLE 2*

Mediacom Broadband LLC

Selected Financial Data

(Dollars in thousands)

(Unaudited)

	Year Ended December 31,
	2012	2011	% Change
Video	$464,732	$483,953	(4.0)%
High-speed data	226,711	208,792	8.6%
Phone	66,552	66,942	(0.6)%
Business services	83,795	65,098	28.7%
Advertising	55,630	49,975	11.3%

Total revenues	$897,420	$874,760	2.6%
Service costs	(356,915)	(351,922)	1.4%
SG&A expenses	(180,736)	(173,855)	4.0%
Management fees	(14,335)	(15,452)	(7.2)%

OIBDA (a)	$345,434	$333,531	3.6%
Cash interest expense (a)	(107,452)	(107,164)	0.3%
Capital expenditures (b)	(146,988)	(166,533)	(11.7)%
Dividend to preferred members	(18,000)	(18,000)	—

Free cash flow (a)	$72,994	$41,834	74.5%

OIBDA margin (c)	38.5%	38.1%

TABLE 3

Mediacom Broadband LLC

Reconciliation of Non-GAAP Measures

(Dollars in thousands)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Free cash flow	$30,769	$2,625	$72,994	$41,834
Capital expenditures	30,987	52,751	146,988	166,533
Dividend to preferred members	4,500	4,500	18,000	18,000
Other expense, net	(372)	(495)	(1,483)	(2,136)
Loss on early extinguishment of debt (j)	(5,901)	—	(7,776)	—
Share-based compensation	—	697	—	697
Changes in assets and liabilities, net	(2,441)	2,516	2,315	52,631

Net cash flows provided by operating activities	$57,542	$62,594	$231,038	$277,559

OIBDA	$91,108	$86,740	$345,434	$333,531
Depreciation and amortization	(38,494)	(37,145)	(151,240)	(143,999)

Operating income	$52,614	$49,595	$194,194	$189,532

Cash interest expense	$24,852	$26,864	$107,452	$107,164
Amortization of deferred financing costs	1,363	1,096	5,109	4,345

Interest expense, net	$26,215	$27,960	$112,561	$111,509

*	See Tables 3 and 7.

TABLE 4*

Mediacom LLC

Selected Financial and Operating Data

(Dollars in thousands, except per unit data)

(Unaudited)

	Three Months Ended December 31,
	2012	2011	% Change
Video	$88,543	$91,106	(2.8)%
High-speed data	48,360	44,284	9.2%
Phone	14,993	15,349	(2.3)%
Business services	15,112	12,962	16.6%
Advertising	4,770	4,207	13.4%

Total revenues	$171,778	$167,908	2.3%
Service costs	(72,196)	(69,289)	4.2%
SG&A expenses	(29,462)	(28,505)	3.4%
Management fees	(2,900)	(3,323)	(12.7)%

OIBDA (a)	$67,220	$66,791	0.6%
Investment income from affiliate	4,500	4,500	—

Adjusted OIBDA (a)	$71,720	$71,291	0.6%
Cash interest expense (a)	(22,812)	(23,103)	(1.3)%
Capital expenditures (b)	(25,226)	(28,175)	(10.5)%

Free cash flow (a)	$23,682	$20,013	18.3%

Adjusted OIBDA margin (k)	41.8%	42.5%

	December 31, 2012	December 31, 2011
Video customers	442,000	473,000
High-speed data (“HSD”) customers	410,000	383,000
Phone customers	166,000	159,000

Primary service units (“PSUs”)	1,018,000	1,015,000

Video customer declines	(10,000)	(15,000)
HSD customer increases	2,000	—
Phone customer increases	—	—

Quarterly PSU declines	(8,000)	(15,000)

Customer relationships (d)	571,000	569,000

Average total monthly revenue per:
Video customer (e)	$128.10	$116.48
PSU ( f)	$56.03	$54.74
Customer relationship (g)	$100.10	$97.76

	December 31, 2012	December 31, 2011
Bank credit facility	$922,000	$1,233,000
9 1/8% senior notes due 2019	350,000	350,000
7 1/4% senior notes due 2022	250,000	—

Total indebtedness	$1,522,000	$1,583,000

Total leverage ratio (h)	5.31x	5.55x
Interest coverage ratio (i)	3.14x	3.09x

*	See Tables 6 and 7.

TABLE 5*

Mediacom LLC

Selected Financial Data

(Dollars in thousands)

(Unaudited)

	Year Ended December 31,
	2012	2011	% Change
Video	$359,804	$377,946	(4.8)%
High-speed data	187,473	172,587	8.6%
Phone	60,724	60,968	(0.4)%
Business services	56,990	48,573	17.3%
Advertising	16,692	15,482	7.8%

Total revenues	$681,683	$675,556	0.9%
Service costs	(295,067)	(293,940)	0.4%
SG&A expenses	(114,992)	(114,300)	0.6%
Management fees	(11,885)	(11,896)	(0.1)%

OIBDA (a)	$259,739	$255,420	1.7%
Investment income from affiliate	18,000	18,000	—

Adjusted OIBDA (a)	$277,739	$273,420	1.6%
Cash interest expense (a)	(92,560)	(93,778)	(1.3)%
Capital expenditures (b)	(104,976)	(102,688)	2.2%

Free cash flow (a)	$80,203	$76,954	4.2%

Adjusted OIBDA margin (j)	40.7%	40.5%

TABLE 6

Mediacom LLC

Reconciliation of Non-GAAP Measures

(Dollars in thousands)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Free cash flow	$23,682	$20,013	$80,203	$76,954
Capital expenditures	25,226	28,175	104,976	102,688
Other expense, net	(40)	(316)	(1,591)	(1,913)
Share-based compensation	—	236	—	236
Changes in assets and liabilities, net	4,145	(217)	(10,714)	(17,163)

Net cash flows provided by operating activities	$53,013	$47,891	$172,874	$160,802

Adjusted OIBDA	$71,720	$71,291	$277,739	$273,420
Investment income from affiliate	(4,500)	(4,500)	(18,000)	(18,000)

OIBDA	$67,220	$66,791	$259,739	$255,420
Depreciation and amortization	(28,595)	(29,138)	(115,324)	(117,352)

Operating income	$38,625	$37,653	$144,415	$138,068

Cash interest expense	$22,812	$23,103	$92,560	$93,778
Amortization of deferred financing costs	800	951	3,308	3,903

Interest expense, net	$23,612	$24,054	$95,868	$97,681

*	See Tables 6 and 7.

TABLE 7

Use of Non-GAAP Financial Measures

“OIBDA,” “Adjusted OIBDA,” “cash interest expense” and “free cash flow” are not financial measures calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States. We define OIBDA as operating income before depreciation and amortization and Adjusted OIBDA as OIBDA plus investment income from affiliate. We define cash interest expense as interest expense, net, less amortization of deferred financing costs. For Mediacom Broadband LLC, we define free cash flow as OIBDA less capital expenditures, cash interest expense and dividends to preferred members. For Mediacom LLC, we define free cash flow as Adjusted OIBDA less capital expenditures and cash interest expense. OIBDA, Adjusted OIBDA, cash interest expense and free cash flow have inherent limitations as discussed below.

OIBDA and Adjusted OIBDA are some of the primary measures used by management to evaluate our performance and to forecast future results. We believe OIBDA and Adjusted OIBDA are useful for investors because it enables them to assess our performance in a manner similar to the methods used by management, and provides a measure that can be used to analyze value and compare the companies in the cable industry. A limitation of OIBDA and Adjusted OIBDA, however, is that they exclude depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Management utilizes a separate process to budget, measure and evaluate capital expenditures. OIBDA and Adjusted OIBDA may not be comparable to similarly titled measures used by other companies, which may have different depreciation and amortization policies, and are key components in our covenant calculations, as defined under our debt arrangements.

Free cash flow is used by management to evaluate our ability to repay debt, and to facilitate the growth of our business with internally generated funds. A limitation of free cash flow, however, is that it may be affected by the timing of our capital spending. We believe free cash flow is useful for investors for the same reasons and provides measures that can be used to analyze value and compare companies in the cable television industry, although our measure of free cash flow may not be directly comparable to similar measures reported by other companies.

OIBDA, Adjusted OIBDA and free cash flow should not be regarded as alternatives to operating income or net income as indicators of operating performance, or to the statement of cash flows as measures of liquidity, nor should they be considered in isolation or as substitutes for financial measures prepared in accordance with GAAP. We believe that operating income is the most directly comparable GAAP financial measure to OIBDA and Adjusted OIBDA, and that net cash flows provided by operating activities is the most directly comparable GAAP financial measure to free cash flow.

Cash interest expense excludes the amortization of financing costs which were paid upon the financing of the relevant debt. We believe cash interest expense is useful for investors because it enables them to assess our cost of debt for the current period without including the amortization of financing costs that were previously paid. We believe interest expense, net, is the most directly comparable GAAP financial measure to cash interest expense.

For reconciliations of OIBDA, Adjusted OIBDA, cash interest expense and free cash flow to their most directly comparable GAAP financial measures, see Tables 3 and 6.

Cautionary Statement Regarding Forward-Looking Statements

In this press release, we state our beliefs of future events and of our future financial performance. These forward-looking statements are not guarantees of future performance or results, and are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those we anticipate as a result of various factors, many of which are beyond our control. Factors that may cause such differences to occur include, but are not limited to: increased levels of competition; greater than anticipated programming and other service costs; our ability to generate sufficient cash flow to meet our debt service obligations; and other risks and uncertainties discussed in the most recent Annual Reports on Form 10-K for each of Mediacom Broadband LLC and Mediacom LLC. We disclaim any obligation to update any forward-looking statements contained herein, except as required by applicable federal securities laws.

NOTES:

(a)	See Table 7 for information about our use of Non-GAAP financial measures.

(b)

Capital expenditures for the three months ended December 31, 2012 exclude changes in accrued property, plant and equipment, which represented cash uses of $3.3 million and $0.9 million for Mediacom Broadband LLC and Mediacom LLC, respectively. Capital expenditures for the year ended December 31, 2012 exclude changes in accrued property, plant and equipment, which represented cash uses of $8.8 million and $3.4 million for Mediacom Broadband LLC and Mediacom LLC, respectively.

Capital expenditures for the three months ended December 31, 2011 exclude $2.3 million and $3.0 million of non-cash transactions representing capital expenditures which were accrued during the period at Mediacom Broadband LLC and Mediacom LLC, respectively. Capital expenditures for the year ended December 31, 2011 exclude $9.1 million and $3.0 million of non-cash transactions representing capital expenditures which were accrued during the period at Mediacom Broadband LLC and Mediacom LLC, respectively.

(c)	Represents OIBDA as a percentage of total revenues.

(d)	Represents the total number of customers that receive at least one level of service, without regard to which service(s) customers purchase.

(e)	Represents average total monthly revenues for the quarter divided by average video customers for such quarter.

(f)	Represents average total monthly revenues for the quarter divided by average PSUs for such quarter.

(g)	Represents average total monthly revenues for the quarter divided by average customer relationships for such quarter.

(h)

For Mediacom Broadband LLC, represents total debt at quarter end divided by annualized OIBDA for the quarter. For Mediacom LLC, represents total debt at quarter end divided by annualized Adjusted OIBDA for the quarter.

(i)	For Mediacom Broadband LLC, represents OIBDA divided by cash interest expense for the quarter. For Mediacom LLC, represents Adjusted OIBDA divided by cash interest expense for the quarter.

(j)

Reflects the cash portion of loss on early extinguishment, net, and excludes non-cash write-offs of $2.8 million and $3.3 million of deferred financing costs during the three months and year ended December 31, 2012, respectively.

(k)	Represents Adjusted OIBDA as a percentage of total revenues.